UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2014
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 5.07                          Submission of Matters to a Vote of Security Holders.

On June 24, 2014, the following proposals were approved by the stockholders of Nu Skin Enterprises, Inc. (the "Company") at the Company's 2014 Annual Meeting of Stockholders:

•	The election of a Board of Directors consisting of eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

•	The advisory approval of the Company's executive compensation; and

•	The ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

The voting results were as follows:
	For	Withhold	Against	Abstain	Broker Non-Votes
Election of Directors
Nevin N. Andersen	37,847,162	419,716	-	-	7,861,964
Daniel W. Campbell	37,654,530	612,348	-	-	7,861,964
M. Truman Hunt	38,119,425	147,453	-	-	7,861,964
Andrew D. Lipman	38,029,847	237,031	-	-	7,861,964
Steven J. Lund	37,924,027	342,851	-	-	7,861,964
Patricia A. Negrón	37,841,147	425,731	-	-	7,861,964
Neil Offen	38,177,704	89,174	-	-	7,861,964
Thomas R. Pisano	37,850,768	416,110	-	-	7,861,964

Advisory Vote as to the Company's Executive Compensation	35,830,336	-	2,381,589	54,953	7,861,964

Ratification of PricewaterhouseCoopers LLP	44,840,791	-	1,248,878	39,173	-

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Ritch N. Wood
Ritch N. Wood
 Chief Financial Officer

Date:  June 26, 2014